Exhibit 3.3

CERTIFICATE OF CONVERSION

For use by a Corporation Converting into a Business Organization

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies), and Act 162, Public Acts of 1982 (nonprofit corporations). the undersigned corporation executes the following Certificate of Conversion.

1. Before Conversion

Entity Name: Bell Broadcasting Company	Entity ID: 184654

Indicate (X) Entity Type	X Domestic Profit Corporation Domestic Nonprofit Corporation Street Address, if different than the one provided in Item 3: Foreign Profit Corporation Foreign Nonprofit Corporation

2. After Conversion

Entity Name: Bell Broadcasting Company
Indicate (X) Entity Type	Domestic Profit Corporation Domestic Nonprofit Corporation Foreign Profit Corporation Foreign Nonprofit Corporation X Domestic Limited Liability Company Foreign Limited Liability Company

If the converting corporation is a domestic corporation that has not commenced business, has not issued any shares or memberships, and has not elected a board of directors, proceed to Item 9.

If the converting corporation is a domestic corporation that has commenced business or a foreign corporation, proceed to Item 3.

3. Surviving Business Organization

Governing Statute:

The Michigan Limited Liability Company Act, Act 23 of 1993

Street Address:

1010 Wayne Avenue, 14th Floor, Silver Spring, MD 20910

Principal Place of Business:

3250 Franklin Street, Detroit., MI 48207

4. Complete only if converting a profit corporation.

Designation and number of outstanding shares in each class and series__Class A (800 shares/100% ); Class B (20,700.55 shares/100%)____

Indicate class and series of shares entitled to vote ____Class A_____________

Indicate class and series entitled to vote as a class, if any _______Class B_________

If the number of shares is subject to change prior to the effective date of the conversion, the manner in which the change may occur is as follows:

5. Complete only if converting a nonprofit corporation and it is organized on a stock basis.

Designation and number of outstanding shares in each class _______________________ _

Indicate class of shares entitled to vote ________________________ _

Indicate class of shares entitled to vote as a class, if any

If the number of shares is subject to change prior to the effective date of the conversion, the manner in which the change may occur is as follows:

6. Complete only if converting a nonprofit corporation and it is organized on a membership basis.

For a corporation organized on a membership basis, state (a) a description of its members and (b) the number, classification, and voting rights of its members:

7. Complete only if converting a nonprofit corporation and it is organized on directorship basis.

For a corporation organized on a directorship basis, state (a) a description of the organization of its board and (b) tt)e number, classification, and voting rights of its directors:

8. The manner and basis of converting the shares or memberships of the converting corporation into ownership interests or obligations of the surviving business organization, into cash, into other consideration that may include ownership interests or obligations of an entity that is not a party to the conversion, or into a combination of cash and other consideration.

100% of equity in corporation converts to 100% of equity in LLC.

9. (Complete only if a later effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document by the administrator.)

The conversion is effective on the ____ day of __________

The plan of conversion will be furnished by the surviving business organization, on request and without cost, to any shareholder or member of the converting corporation.

The conversion is permitted by the law that will govern the internal affairs of the business organization after conversion and the surviving business organization complies with that law in converting.

10. The assumed names being transferred to continue for the remaining effective period of the Certificate of Assumed Name on file prior to the conversion are:

Assumed Name	Expiration Date

11. The converting corporation's name and/or assumed name(s) to be used as new assumed name(s) of the surviving business organization:

Assumed Name	Expiration Date

12. Signatures: Complete only Section (a) or (b) if the converting corporation is domestic.

Complete only (c) if the converting corporation is foreign.

Complete if the domestic corporation has not commenced business:

a) The plan of conversion was approved by unanimous consent of the incorporators of the converting domestic corporation and the corporation has not yet commenced business, has not issued any shares or memberships, and has not elected a board of directors in accordance with Section 745(1) (d) of the Act.

Signed this _____ day of ____________, _________

(Signature of Incorporator)	(Signature of Incorporator)

(Type or Print Name)	(Type or Print Name)

(Signature of Incorporator)	(Signature of Incorporator)

(Type or Print Name)	(Type or Print Name)

Complete if the domestic corporation has commenced business:

(b) The plan of conversion was adopted by the Board of Directors and approved by the shareholders of the domestic corporation in accordance with Section 745(1)(c) of the Act.

Signed this ___2nd___ day of _____November______, ___2015_____

By
(Signature of Authorized officer or Agent)

Linda J. Vilardo, Executive Vice President

(Type or Print Name)

Complete only if the converting corporation is foreign:

(c) The plan of conversion was adopted and submitted for approval in the manner required by the law governing the internal affairs of the converting foreign corporation.

Signed this ____ day of ________________ _

By
(Signature of Authorized Officer or Agent)

(Type or Print Name)